Exhibit 99.1

PRESS RELEASE

Investor relations contact: Jim Storey Vice President, Investor Relations 704.816.5958 jim_storey@premierinc.com	Media contact: Amanda Forster Vice President, Public Relations 202-879-8004 amanda_forster@premierinc.com

PREMIER, INC. REPORTS FISCAL 2015 FIRST-QUARTER RESULTS

CHARLOTTE, NC, November 10, 2014 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2015 first quarter ended September 30, 2014.

Fiscal First-Quarter Highlights:

•	Net revenue of $229.3 million increased 15% from prior-year non-GAAP pro forma net revenue—Supply Chain Services segment revenue rose 16% over prior-year non-GAAP pro forma segment revenue and Performance Services segment revenue increased 11% over prior-year segment revenue. GAAP net revenue* for the same period a year ago was of $240.6 million.

•	Adjusted EBITDA of $90.5 million increased 9% from prior-year non-GAAP pro forma adjusted EBITDA—Supply Chain Services segment adjusted EBITDA increased 8% over prior-year non-GAAP pro forma Adjusted EBITDA and Performance Services segment Adjusted EBITDA rose 12% over prior-year segment adjusted EBITDA.

•	Adjusted fully distributed net income increased 6% from non-GAAP pro forma results a year ago to $47.8 million, or $0.33 per diluted share. GAAP net income* attributable to shareholders was $9.3 million, compared with a GAAP net loss of $0.5 million the prior year.

•	At September 30, 2014, Premier’s cash, cash equivalents and short- and long-term marketable securities totaled $398.2 million and the company has access to its entire unsecured $750.0 million, five-year revolving credit facility.

* Non-GAAP pro forma results reflect the impact of the company’s Reorganization and Initial Public Offering (IPO). Actual results prior to the company’s Reorganization and IPO consummated on October 1, 2013, do not reflect the impact of the Reorganization and IPO, and therefore, management believes they do not provide meaningful year-over-year comparisons. A description of adjusted EBITDA and other non-GAAP financial measures is provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release. See “Reorganization and Initial Public Offering” for important information regarding non-GAAP pro forma results.

“We are pleased to report a strong start to fiscal 2015,” said Susan DeVore, president and chief executive officer. “Premier’s first-quarter financial performance exceeded our expectations for revenue and adjusted EBITDA growth. Based on our year-to-date execution and outlook for the remainder of the fiscal year, we are affirming our full-year financial guidance, which projects a consolidated net revenue increase of 11% to 14% over prior-year non-GAAP pro

Premier, Inc. FY’15 Q1 Results

forma results, a Supply Chain Services segment revenue increase of 8% to 11% over prior-year non-GAAP pro forma results, a Performance Services segment revenue increase of 21% to 24%, growth in adjusted EBITDA of 8% to 11% over prior-year non-GAAP pro forma results, and 7% to 11% growth in adjusted fully distributed earnings per share over prior-year non-GAAP pro forma results.

“During the quarter, we continued to win new business, grow market share and expand relationships with existing members, due to the depth and scope of our product and service offerings,” DeVore continued. “Supply Chain Services segment revenue grew as a result of increased utilization of our direct sourcing and specialty pharmacy businesses, as well as continued strength in net administrative fees revenue from our GPO (group purchasing organization). This was driven by new member conversions and higher utilization of our GPO contracts by existing acute and alternate-site members.

“The increase in Performance Services segment revenue resulted from across-the-board growth in SaaS-based informatics products, including PremierConnect® Enterprise and population health, advisory services engagements, and performance improvement collaboratives,” DeVore said. “Our Aperek and TheraDoc acquisitions closed on August 29th and September 1st, respectively, and we are excited by the expanding growth opportunities and revenue contributions that we anticipate from these acquisitions as the year progresses.

“Premier’s proven ability to provide integrated, actionable intelligence across our supply chain, informatics and advisory services businesses delivers measurable solutions to the pressing cost, quality, safety and population health challenges facing healthcare providers today and as they prepare for the future,” DeVore added. “We believe this comprehensive approach is unique in the healthcare services market today, and is a testament to the leadership position that we continue to earn as we transform the way healthcare is delivered in our country. As we move forward, we intend to further expand and leverage these capabilities through our aligned delivery channel and collaborative member relationships, as we strive to provide continuous effective solutions to the marketplace and achieve continued profitable growth for our company and long-term performance for our shareholders.”

Premier, Inc. FY’15 Q1 Results

Results of Operations for the First Quarter of Fiscal 2015

Consolidated First-Quarter Financial Highlights

	Three Months Ended September 30,
(in thousands, except per share data)	2014	2013	% Change
		Non-GAAP
	Actual	Pro Forma (a)
Net revenue:
Supply Chain Services Segment	$170,302	$146,195	16%
Performance Services Segment	59,006	53,118	11%

Total net revenue	$229,308	$199,313	15%

Adjusted EBITDA (b)
Supply Chain Services Segment	$91,268	$84,217	8%
Performance Services Segment	18,362	16,329	12%

Segment adjusted EBITDA	$109,630	$100,546	9%
Corporate	(19,112)	(17,475)	9%

Total adjusted EBITDA	$90,518	$83,071	9%

Non-GAAP adjusted fully distributed net income (b)	$47,765	$45,089	6%
Non-GAAP earnings per share on adjusted fully distributed net income—diluted (b)	$0.33	$0.31	6%

Weighted average fully distributed shares outstanding—diluted	144,712	145,009

(a)	Reflects the impact of the Company’s Reorganization and IPO on the Supply Chain Services segment as a result of the 30% revenue share to owner members after the Reorganization and IPO. The impact of the non-GAAP pro forma adjustment on both Supply Chain Services net revenue and segment adjusted EBITDA was $41.3 million for the three months ended September 30, 2013. Non-GAAP pro forma adjustments do not impact the financial results of the Company’s Performance Services segment.
(b)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

For the three months ended September 30, 2014, Premier generated net revenue of $229.3 million, an increase of $30.0 million, or 15%, from non-GAAP pro forma net revenue of $199.3 million for the same period a year ago. The revenue was comprised of $170.3 million in Supply Chain Services segment revenue and $59.0 million in Performance Services segment revenue.

Premier, Inc. FY’15 Q1 Results

Adjusted EBITDA for the fiscal first quarter totaled $90.5 million, an increase of $7.4 million, or 9%, from non-GAAP pro forma adjusted EBITDA of $83.1 million for the same period last year. Fiscal 2015 first-quarter adjusted EBITDA was fueled by revenue growth in both of the company’s business segments.

Adjusted fully distributed net income for the first quarter of fiscal 2015 rose to $47.8 million, or $0.33 per fully diluted share, from non-GAAP pro forma adjusted fully distributed net income of $45.1 million, or $0.31 per fully diluted share, for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all shareholders as if all Class B shareholders have converted to Class A shareholders, and reflects income taxes at an estimated effective rate of approximately 40% on 100% of pretax income.

On a GAAP basis, net revenue was $229.3 million for the quarter ended September 30, 2014, compared with $240.6 million for the same period last year. Net income for the quarter totaled $64.9 million, compared with $112.5 million for the same quarter a year ago, and net income attributable to shareholders was $9.3 million, compared with a loss of $0.5 million for the same period a year ago. In accordance with GAAP, the per share net loss includes a non-cash negative adjustment of $382.7 million to GAAP net income attributable to shareholders to reflect redeemable limited partners’ capital at the appropriate redemption amount at the end of the period as a result of the benefit obtained by limited partners through the ownership of Class B common units. On a fully diluted per-share basis, the company reported a net loss of $11.53, compared with a net loss of $0.08 a year ago. (See income statement in the tables section of this press release.) Note: Comparisons of GAAP results are impacted by the changes associated with the Reorganization and IPO, as described below, and therefore, management believes they do not provide meaningful year-over-year comparisons.

Segment Results

Segment Results	Three Months Ended September 30,			Three Months Ended September 30,
(in thousands)	2014	2013	% Change	2014	2013	% Change
					Non-GAAP
	Actual	Actual		Actual	Pro Forma (a)
Net Revenue:
Supply Chain Services:
Net administrative fees	$106,523	$143,576	-26%	$106,523	$102,313	4.1%
Other services and support	215	134	60%	215	134	60%

Services	106,738	143,710	-26%	106,738	102,447	4%
Products	63,564	43,748	45%	63,564	43,748	45%

Total Supply Chain Services	170,302	187,458	-9%	170,302	146,195	16%
Performance Services:
Services	59,006	53,118	11%	59,006	53,118	11%

Total	$229,308	$240,576	-5%	$229,308	$199,313	15%

Adjusted EBITDA (b):
Supply Chain Services	$91,268	$125,480	-27%	$91,268	$84,217	8%
Performance Services	18,362	16,329	12%	18,362	16,329	12%

Total segment adjusted EBITDA	109,630	141,809	-23%	109,630	100,546	9%
Corporate	(19,112)	(17,475)	9%	(19,112)	(17,475)	9%

Total	$90,518	$124,334	-27%	$90,518	$83,071	9%

(a)	Reflects the impact of the Company’s Reorganization on the Supply Chain Services segment as a result of the 30% revenue share to owner members after the Reorganization. The impact of the non-GAAP pro forma adjustment on both Supply Chain Services net revenue and segment adjusted EBITDA was $41.3 million for the three months ended September 30, 2013. Non-GAAP Pro forma adjustments do not impact the financial results of the Company’s Performance Services segment.
(b)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

Premier, Inc. FY’15 Q1 Results

Supply Chain Services

For the fiscal first quarter ended September 30, 2014, the Supply Chain Services segment generated net revenue of $170.3 million, an increase of $24.1 million, or 16%, from non-GAAP pro forma segment net revenue of $146.2 million a year ago. Revenue growth was driven by direct sourcing and specialty pharmacy revenues, which increased $19.9 million, or 45%, to $63.6 million, primarily from the ongoing expansion of member support for the company’s direct sourcing and specialty pharmacy businesses. GPO net administrative fees revenue of $106.5 million increased $4.2 million, or 4.1%, from non-GAAP pro forma results a year ago, reflecting the impact of new member conversion to the company’s contract portfolio, as well as growth from existing acute and alternate-site GPO members.

Supply Chain Services segment adjusted EBITDA of $91.3 million for the fiscal 2015 first quarter increased $7.1 million, or 8%, from non-GAAP pro forma segment adjusted EBITDA of $84.2 million for the same period a year ago. The increase largely reflects growth in net administrative fees revenue, as well as growth in the company’s direct sourcing activities, and continued effective management of operating expenses.

Supply Chain Services segment net revenue of $170.3 million for the fiscal 2015 first quarter compares with segment GAAP net revenue of $187.5 million for the same period a year ago. Segment adjusted EBITDA of $91.3 million compares with $125.5 million for the same period a year ago. Note: declines from the year-ago period are a function of the changes described with the non-GAAP pro forma results as a result of the company’s Reorganization and IPO, and management believes they do not provide meaningful year-over-year comparisons.

Performance Services

For the fiscal first quarter ended September 30, 2014, the Performance Services segment generated net revenue of $59.0 million, an increase of $5.9 million, or 11%, from $53.1 million for the same quarter last year. Revenue growth, which was consistent with management’s expectations, was due to increased sales and renewals of SaaS-based informatics product subscriptions, including the company’s PremierConnect Enterprise and population health offerings, as well as increased revenue from advisory services and performance improvement collaboratives. It also includes one month of contributions related to the acquisitions of Aperek and TheraDoc. Performance Services segment revenue growth can be impacted by potential quarterly variability related to timing of revenue recognition as a result of increased demand and growth in advisory services engagements.

Performance Services segment adjusted EBITDA was $18.4 million for the fiscal 2015 first quarter, an increase of approximately $2.0 million, or 12%, from $16.3 million for the same quarter last year. The increase in adjusted EBITDA reflects the same factors that contributed to revenue growth as well as the impact of investments in personnel to deliver anticipated growth for the remainder of the fiscal year. Note: Non-GAAP pro forma results do not impact the financial results for the company’s Performance Services segment.

Cash Flows and Liquidity

Cash provided by operating activities was $45.9 million for the fiscal first quarter ended September 30, 2014, a decrease of $20.9 million from $66.8 million for the same quarter a year ago. Operating cash flows decreased primarily due to lower net income related to the addition of member owner revenue share as a result of the Reorganization and IPO and the payment of annual employee incentive compensation following completion of the June fiscal year end. At

Premier, Inc. FY’15 Q1 Results

September 30, 2014, the company’s cash, cash equivalents, short- and long-term marketable securities totaled $398.2 million, compared with $132.9 million at September 30, 2013, and consisted of $94.5 million in cash and cash equivalents and $303.7 million in marketable securities with maturities ranging from three to 24 months.

At September 30, 2014, there was no outstanding balance on the company’s unsecured $750 million, five-year revolving credit facility.

Fiscal 2015 Outlook and Guidance

Based on Premier’s first-quarter performance, current outlook and visibility into the current revenue stream, Premier believes it is well positioned financially and operationally for fiscal 2015, and affirms its fiscal-year financial guidance, which was introduced on August 25, 2014.

Fiscal 2015 Financial Guidance (1)

Premier, Inc. affirms full-year fiscal 2015 financial guidance, as follows:

(in millions, except per share data)	FY 2015	Non-GAAP Pro Forma % YoY Change
Net Revenue:
Supply Chain Services segment	$688.0 - $707.0	8% - 11%
Performance Services segment	$281.0 - $288.0	21% - 24%

Total Net Revenue	$969.0 - $995.0	11% - 14%
Non-GAAP adjusted EBITDA	$379.0 - $390.0	8% - 11%
Non-GAAP adjusted fully distributed EPS	$1.39 - $1.44	7% - 11%

(1)	Guidance is based on comparisons with prior-year non-GAAP pro forma results, which have been adjusted to reflect the impact of the company’s reorganization and IPO.

Guidance assumptions are consistent with those provided with the introduction of full-year fiscal 2015 guidance on August 25, 2014, including: stable growth in the Supply Chain Services segment through the continued, but more normalized growth of the company’s direct sourcing and specialty pharmacy businesses, the addition and contract conversion ramp-up of new GPO members, and deeper penetration of existing members’ supply spend; increased product and services sales in the Performance Services segment, including sales and use of SaaS-based products, increased member participation in performance improvement collaboratives and increased demand for advisory services; and the continuation of historically high retention rates of Premier’s GPO and SaaS informatics product members.

Guidance assumptions do not contemplate the impact of any potential future acquisitions. For fiscal 2015, Premier continues to expect capital expenditures of approximately $63.0 million and a consolidated EBITDA margin of approximately 40%.

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below.

Premier, Inc. FY’15 Q1 Results

Conference Call

Premier management will host a conference call and live audio webcast on Monday, November 10, 2014, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wishing to participate in the call should dial 855-601-0048 (international callers should dial 702-495-1234 and provide the operator with conference ID number 26171098. The company encourages listeners to dial in at least five minutes before the start of the call to ensure proper connection. A replay of the conference call will be available beginning approximately two hours after the completion of the conference call through November 24, 2014, by dialing 800-585-8367 and using the conference ID number above. The webcast will also be archived on the investor relations page on Premier’s website.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,400 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Reorganization and Initial Public Offering

On October 1, 2013, Premier completed its IPO by issuing 32,374,751 shares of its Class A common stock, at a price of $27.00 per share, raising net proceeds of approximately $821.7 million, before expenses. In connection with the IPO, Premier completed the reorganization of the company on October 1, 2013, issuing 112.6 million shares of Class B common stock representing, at that time, 77.7% of the common stock outstanding, and corresponding Class B common units in Premier Healthcare Alliance, L.P. (Premier LP) to its member owners.

The company’s historical consolidated operating results do not reflect the Reorganization, the IPO and contemplated use of net proceeds from the IPO. Therefore, in addition to presenting the historical actual results, the company presents and discusses non-GAAP pro forma results, which reflect the impact of the company’s Reorganization and IPO and the contemplated use of net proceeds from the IPO, to provide a more comparable indication of future expectations.

The key non-GAAP pro forma adjustments include:

•	The reorganization, which included the formation of a C-Corporation and the sale of approximately 22.3% of the member’s partnership interests to the public through the issuance of Premier Class A common stock, with the member owners retaining their approximately 77.7% ownership interest in the form of Premier LP Class B common units and an equal number of Premier Class B common stock.

•	Payments to each member owner of revenue share from Premier equal to 30% of all gross administrative fees collected.

•	Payments due to member owners pursuant to the tax receivable agreement equal to 85% of the amount of cash savings, if any, in income and franchise taxes, that Premier realizes.

•	The further adjustments set forth in the notes to the supplemental non-GAAP pro forma financial information provided below.

Premier, Inc. FY’15 Q1 Results

Further details of the Reorganization and non-GAAP pro forma adjustments are in Premier’s Form 10-K for the fiscal year ended June 30, 2014, filed with the Securities and Exchange Commission (SEC) on September 4, 2014, and accessible on the SEC’s website at www.sec.gov and in the investor relations section of Premier’s website at investors.premierinc.com.

Use and Definition of Non-GAAP Measures

Premier uses adjusted EBITDA, segment adjusted EBITDA and adjusted fully distributed net income to facilitate a comparison of the company’s operating performance on a consistent basis from period to period that, when viewed in combination with its results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period because they remove the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operations.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, beginning on October 31, 2014, and each year thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to PHSI (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (iv) reflecting an adjustment for income tax expense on non-GAAP pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Premier, Inc. FY’15 Q1 Results

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Outlook and Guidance” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2014, filed with the SEC on September 4, 2014, and also made available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

(Tables Follow)

Premier, Inc. FY’15 Q1 Results

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30,
	2014	2013 (a)
Net revenue:
Net administrative fees	$106,523	$143,576
Other services and support	59,221	53,252

Services	165,744	196,828
Products	63,564	43,748

Net revenue	229,308	240,576
Cost of revenue:
Services	32,764	27,488
Products	57,257	40,038

Cost of revenue	90,021	67,526

Gross profit	139,287	173,050
Operating expenses:
Selling, general and administrative	71,166	62,643
Research and development	1,073	852
Amortization of purchased intangible assets	903	601

Total operating expenses	73,142	64,096

Operating income	66,145	108,954

Equity in net income of unconsolidated affiliates	4,866	4,114
Interest and investment income, net	191	220
Other (expense) income, net	(504)	4

Other income, net	4,553	4,338

Income before income taxes	70,698	113,292
Income tax expense	5,811	764

Net income	64,887	112,528
Net (income) loss attributable to noncontrolling interest in S2S Global	(798)	210
Net income attributable to noncontrolling interest in Premier LP	(54,816)	(113,214)

Net income attributable to noncontrolling interest	(55,614)	(113,004)

Net income (loss) attributable to shareholders	9,273	(476)
Adjustment of redeemable limited partners’ capital to redemption amount	(382,657)	—

Net loss attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$(373,384)	$(476)

Weighted average shares outstanding:
Basic	32,376	5,627
Diluted	32,376	5,627
Loss per share attributable to shareholders (b) :
Basic	$(11.53)	$(0.08)
Diluted	$(11.53)	$(0.08)

(a)	After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. Operating results for the three months ended September 30, 2013 reflect the combined results of PHSI, the predecessor of the Company for accounting purposes, and Premier, Inc. These operating results differ significantly from subsequent periods, which reflect the impact of the Reorganization and IPO that became effective October 1, 2013.
(b)	Loss per share attributable to shareholders includes an adjustment to net income attributable to shareholders of redeemable limited partners’ capital to redemption amount of $382.7 million for the three months ended September 30, 2014.

Premier, Inc. FY’15 Q1 Results

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2014	June 30, 2014
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$94,522	$131,786
Marketable securities	174,116	159,820
Accounts receivable	81,027	67,577
Inventories	22,480	20,823
Prepaid expenses and other current assets	44,596	31,175
Due from related parties	1,416	1,228
Deferred tax assets	8,456	9,647

Total current assets	426,613	422,056
Property and equipment	139,277	134,551
Restricted cash	5,000	5,000
Marketable securities	129,579	248,799
Deferred tax assets	277,960	286,936
Goodwill	214,625	94,451
Intangible assets	45,966	10,855
Other assets	43,925	44,008

Total assets	$1,282,945	$1,246,656

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$25,993	$28,007
Accrued expenses	27,799	25,536
Revenue share obligations	51,962	56,531
Limited partners’ distribution payable	22,691	22,351
Accrued compensation and benefits	26,833	46,713
Deferred revenue	23,932	15,694
Current portion of tax receivable agreements	10,970	11,035
Current portion of notes payable and line of credit	17,872	17,696
Other current liabilities	3,123	319

Total current liabilities	211,175	223,882
Notes payable, less current portion	17,227	16,051
Tax receivable agreement, less current portion	180,248	181,256
Deferred compensation plan obligations	33,098	32,872
Deferred rent	15,999	15,960
Other long-term liabilities	2,216	2,272

Total liabilities	459,963	472,293

Redeemable limited partners’ capital	3,659,514	3,244,674
Stockholders’ deficit:
Series A Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding	—	—
PHSI Common stock, $0.01 par value, 12,250,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 32,383,848 and 32,375,390 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively	324	324
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 111,866,539 and 112,510,905 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively	—	—
Additional paid-in-capital	—	—
PHSI Common stock subscribed, 0 shares at September 30, 2014 and June 30, 2014	—	—
Subscriptions receivable	—	—
Accumulated deficit	(2,836,874)	(2,469,873)
Accumulated other comprehensive income	25	43
Noncontrolling interest	(7)	(805)

Total stockholders’ deficit	(2,836,532)	(2,470,311)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,282,945	$1,246,656

Premier, Inc. FY’15 Q1 Results

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2014	2013*
Operating activities
Net income	$64,887	$112,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,211	8,957
Equity in net income of unconsolidated affiliates	(4,866)	(4,114)
Deferred taxes	4,409	2,461
Stock-based compensation	6,439	325
Adjustment to tax receivable agreement liability	1,073	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(17,590)	(8,582)
Other assets	128	(10)
Inventories	(1,657)	—
Accounts payable, accrued expenses revenue share obligations and other current liabilities	(17,732)	(44,205)
Long-term liabilities	(1,025)	(590)
Other operating activities	596	22

Net cash provided by operating activities	45,873	66,792

Investing activities
Purchase of marketable securities	(34,412)	(19,151)
Proceeds from sale of marketable securities	138,660	18,974
Acquisition of SYMMEDRx, net of cash acquired	—	(28,740)
Acquisition of Aperek, net of cash acquired	(47,446)	—
Acquisition of TheraDoc, net of cash acquired	(108,561)	—
Distributions received on equity investment	5,050	—
Purchases of property and equipment	(14,360)	(12,299)
Other investing activities	481	—

Net cash used in investing activities	(60,588)	(41,216)

Financing activities
Payments made on notes payable	(322)	(1,475)
Proceeds from S2S Global revolving line of credit	200	—
Proceeds from senior secured line of credit	—	63,800
Payments made in connection with the IPO	—	(2,822)
Proceeds from issuance of PHSI common stock	—	300
Repurchase of restricted units	(19)	—
Distributions to limited partners of Premier LP	(22,408)	(208,324)

Net cash used in financing activities	(22,549)	(148,521)

Net decrease in cash and cash equivalents	(37,264)	(122,945)
Cash and cash equivalents at beginning of period	131,786	198,296

Cash and cash equivalents at end of period	$94,522	$75,351

*	After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. The Statement of Cash Flows for the three months ended September 30, 2013 reflects the combined cash flows of PHSI, the predecessor of the Company for accounting purposes, and Premier, Inc.

Premier, Inc. FY’15 Q1 Results

Supplemental Financial Information—Reporting of Non-GAAP Pro Forma Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended
	September 30,
	2014*	2013
Reconciliation of Non-GAAP Pro Forma Net Revenue to Net Revenue:
Non-GAAP Pro Forma Net Revenue	$229,308	$199,313
Non-GAAP pro forma adjustment for revenue share post-IPO	—	41,263

Net Revenue	$229,308	$240,576

Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:
Net income	$64,887	$112,528
Non-GAAP pro forma adjustment for revenue share post-IPO	—	(41,263)
Interest and investment income, net	(191)	(220)
Income tax expense	5,811	764
Depreciation and amortization	10,308	8,356
Amortization of purchased intangible assets	903	601

EBITDA	81,718	80,766
Stock-based compensation	6,439	325
Acquisition related expenses	1,278	142
Strategic and financial restructuring expenses	96	1,842
Adjustment to tax receivable agreement liability	(1,073)	—
Acquisition related adjustment—deferred revenue	2,065	—
Other (income) expense, net	(5)	(4)

Adjusted EBITDA	$90,518	$83,071

Segment Adjusted EBITDA:
Supply Chain Services	$91,268	$125,480
Non-GAAP pro forma adjustment for revenue share post-IPO	—	(41,263)

Supply Chain Services (including non-GAAP pro forma adjustment)	$91,268	$84,217
Performance Services	18,362	16,329
Corporate	(19,112)	(17,475)

Adjusted EBITDA	$90,518	$83,071
Depreciation and amortization	(10,308)	(8,356)
Amortization of purchased intangible assets	(903)	(601)
Stock-based compensation	(6,439)	(325)
Acquisition related expenses	(1,278)	(142)
Strategic and financial restructuring expenses	(96)	(1,842)
Adjustment to tax receivable agreement liability	1,073	—
Acquisition related adjustment—deferred revenue	(2,065)	—
Equity in net income of unconsolidated affiliates	(4,866)	(4,114)
Deferred compensation plan expense	509	—

	66,145	67,691
Non-GAAP pro forma adjustment for revenue share post-IPO	—	41,263

Operating income	$66,145	$108,954

Equity in net income of unconsolidated affiliates	4,866	4,114
Interest and investment income, net	191	220
Other (expense) income, net	(504)	4

Income before income taxes	$70,698	$113,292

Reconciliation of Non-GAAP Pro Forma Adjusted Fully Distributed Net Income:
Net income (loss) attributable to shareholders	$9,273	$(476)
Non-GAAP pro forma adjustment for revenue share post-IPO	—	(41,263)
Income tax expense	5,811	764
Stock-based compensation	6,439	325
Acquisition related expenses	1,278	142
Strategic and financial restructuring expenses	96	1,842
Adjustment to tax receivable agreement liability	(1,073)	—
Acquisition related adjustment—deferred revenue	2,065	—
Amortization of purchased intangible assets	903	601
Net income attributable to noncontrolling interest in Premier LP	54,816	113,214

Non-GAAP pro forma adjusted fully distributed income before income taxes	79,608	75,149
Income tax expense on fully distributed income before income taxes	31,843	30,060

Non-GAAP Pro Forma Adjusted Fully Distributed Net Income	$47,765	$45,089

*	Note that no pro forma adjustments were made for the three months ended September 30, 2014; as such, actual results are presented for the three months ended September 30, 2014.

Premier, Inc. FY’15 Q1 Results

Supplemental Financial Information—Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30,
	2014*	2013
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income
Net loss attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$(373,384)	$(476)
Adjustment of redeemable limited partners’ capital to redemption amount	382,657	—

Net income (loss) attributable to shareholders	9,273	(476)
Non-GAAP pro forma adjustment for revenue share post-IPO	—	(41,263)
Income tax expense	5,811	764
Stock-based compensation	6,439	325
Acquisition related expenses	1,278	142
Strategic and financial restructuring expenses	96	1,842
Adjustment to tax receivable agreement liability	(1,073)	—
Acquisition related adjustment—deferred revenue	2,065	—
Amortization of purchased intangible assets	903	601
Net income attributable to noncontrolling interest in Premier LP	54,816	113,214

Non-GAAP pro forma adjusted fully distributed income before income taxes	79,608	75,149
Income tax expense on fully distributed income before income taxes	31,843	30,060

Non-GAAP pro forma adjusted fully distributed net income	$47,765	$45,089

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Net Income
Weighted Average:
Common shares used for basic and diluted earnings per share	32,376	5,627
Potentially dilutive shares	253	25
Class A common shares outstanding	—	26,749
Conversion of Class B common units	112,083	112,608

Weighted average fully distributed shares outstanding—diluted	144,712	145,009

Reconciliation of GAAP EPS to Adjusted Fully Distributed EPS
GAAP loss per share	$(11.53)	$(0.08)
Impact of adjustment of redeemable limited partners’ capital to redemption amount	$11.82	$—
Impact of additions:
Non-GAAP pro forma adjustment for revenue share post-IPO	$—	$(7.33)
Income tax expense	$0.18	$0.14
Stock-based compensation	$0.20	$0.06
Acquisition related expenses	$0.04	$0.03
Strategic and financial restructuring expenses	$0.00	$0.33
Adjustment to tax receivable agreement liability	$(0.03)	$—
Acquisition related adjustment—deferred revenue	$0.06	$—
Amortization of purchased intangible assets	$0.03	$0.11
Net income attributable to noncontrolling interest in Premier LP	$1.69	$20.12
Impact of corporation taxes	$(0.98)	$(5.34)
Impact of increased share count	$(1.15)	$(7.70)

Non-GAAP earnings per share on adjusted fully distributed net income—diluted	$0.33	$0.31

*	Note that no pro forma adjustments were made for the three months ended September 30, 2014; as such, actual results are presented for the three months ended September 30, 2014.

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